UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                           FORM 8-K



                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported) April 8,
                            2004


                   NICHOLAS FINANCIAL, INC.
    (Exact name of registrant as specified in its Charter)


   British Columbia, Canada        0-26680         8736-3354
(State or Other Jurisdiction of  (Commission  (I.R.S. Employer
 Incorporation or Organization)  File Number) Identification No.)

  2454 McMullen Booth Road, Building C
    Clearwater, Florida                              33759
  (Address of Principal Executive Offices)        (Zip Code)


                        (727) 726-0763
     (Registrant's telephone number, Including area code)


                        Not applicable
    (Former name, former address and former fiscal year, if
                 changed since last report)


PAGE <2>



Item 5.     Other Events

     On April 8, 2004, the defendant in a deficiency action brought by Nicholas Financial, Inc. (the "Company") under the Ohio Uniform Commercial Code, filed a counterclaim in Cleveland Municipal Court, Cuyahoga County, Ohio, on behalf of a putative class of all persons who purchased motor vehicles pursuant to retail installment sales agreements later assigned to the Company, which motor vehicles were subsequently repossessed in Ohio by the Company or its agents (Nicholas Financial, Inc. v. Sanborn, Case No. 2004 CVI 6969). The defendant counter-plaintiff's counterclaim alleges, among other things, that the Company violated the Ohio Retail Installment Sales Act, the Ohio Uniform Commercial Code and the Ohio Consumer Sales Practices Act by: failing to provide members of the putative class with accurate disclosures of their statutory rights upon repossession; unilaterally abrogating those rights in our repossession procedures; and improperly collecting deficiencies from members of the putative class. The counterclaim seeks compensatory, statutory and punitive damages (including compensatory damages of at least $500,000 pursuant to one alleged cause of action), pre-judgment interest and attorney's fees and expenses, as well as injunctive and other equitable relief, including a restitution remedy.

     The Company believes the material allegations of the counterclaim are substantially without merit and intend to vigorously defend the counterclaim. No assurances can be given, however, with respect to the outcome of the counterclaim, and an adverse result could have a material adverse effect on the Company's financial condition.

                         SIGNATURES

   Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                  NICHOLAS FINANCIAL, INC.
                        (Registrant)


  Date: April 26, 2004          /s/ Peter L. Vosotas
                                Peter L. Vosotas
                                Chairman, President,
                                Chief Executive Officer
                                (Principal Executive Officer)


    Date: April 26, 2004       /s/ Ralph T. Finkenbrink
                               Ralph T. Finkenbrink
                               (Principal Financial
                                Officer and Accounting
                                Officer)